Exhibit 10.6

CONCOURSE ASSOCIATES, LLC

OFFICE LEASE

  1

TABLE OF CONTENTS

Section 1:		Basic Definitions and Provisions	1
	a.	Premises	1
	b.	Term	1
	c.	Permitted Use	1
	d.	Occupancy Limitation	1
	e	Base Rent	1
	f.	Rent Payment Address	2
	g.	Security Deposit	2
	h.	Business Hours	2
	i.	Electrical Service	2
	j.	After Hours HVAC Rate	2
	k.	Parking	2
	l.	Notice Addresses	2
	m.	Broker	2

Section 2.		Leased Premises
	a.	Premises	3
	b.	Rentable Square Foot Determination	3
	c.	Common Areas	3
			3
Section 3:		Term
	a.	Commencement and Expiration Dates	3
	b.	Adjustments to Commencement Date	3
	c.	Termination by Tenant for Failure to Deliver Possession	3
	d.	Delivery of Possession	3
	e.	Adjustment of Expiration Date	3
	f.	Right to Occupy	4
	g.	Commencement Agreement	4
			4
Section 4:		Use
	a.	Permitted Use	4
	b.	Prohibited Uses	4
	c.	Prohibited Equipment in Premises	4
			4
Section 5:		Rent
	a.	Payment Obligations	5
	b.	Base Rent	5
	c.	Additional Rent	5

1

Section 6:		Security Deposit	5
	a.	Amount of Deposit	5
	b.	Application of Deposit	5
	c.	Refund of Deposit	6

Section 7:		Services by Landlord	6
	a.	Base Services	6
	b.	Landlord's Maintenance	6
	c.	No Abatement	6
	d.	Tenant's Obligation to Report Defects	7
	e.	Limitation on Landlord's Liability	7

Section 8:		Tenant’s Acceptance and Maintenance of Premises	7
	a.	Acceptance of Premises	7
	b.	Move-in Obligations	7
	c.	Tenant's Maintenance	7
	d.	Alterations to Premises	7
	e.	Restoration of Premises	7
	f.	Landlord's Performance of Tenant's Obligations	8
	g.	Construction Liens	8
	h.	Communications Compliance	8
	i.	Mold	8

Section 9:		Property of Tenant	8
	a.	Property Taxes	8
	b.	Removal	8

Section 10:		Signs	9

Section 11:		Access to Premises	9
	a.	Tenant's Access	9
	b.	Landlord's Access	9
	c.	Emergency Access	9

2

Section 12:		Tenant’s Compliance	9
	a.	Laws	9
	b.	Rules and Regulations	9

Section 13:		ADA Compliance	9
	a.	Tenant's Compliance	9
	b.	Landlord's Compliance	9
	c.	ADA Notices	10

Section 14:		Insurance Requirements	10
	a.	Tenant's Liability Insurance	10
	b.	Tenant's Property Insurance	10
	c.	Certificates of Insurance	10
	d.	Insurance Policy Requirements	10
	e.	Landlord's Property Insurance	10
	f.	Mutual Waiver of Subrogation	10

Section 15:		Indemnity	11
	a.	Indemnity	11
	b.	Defense Obligation	11

Section 16:		Quiet Enjoyment	11

Section 17:		Subordination; Attornment; Non-Disturbance; and Estoppel Certificate	11
	a.	Subordination and Attornment	11
	b.	Non-Disturbance	11
	c.	Estoppel Certificates	12

Section 18:		Assignment – Sublease	12
	a.	Landlord Consent	12
	b.	Definition of Assignment	12
	c.	Permitted Assignments/Subleases	12
	d.	Notice to Landlord	12
	e.	Prohibited Assignments/Sublease	12
	f.	Limitation on Rights of Assignee/Sublessee	12
	g.	Tenant Not Released	12
h.	Landlord's Right to Collect Sublease Rents Upon Tenant Default	12
i.	Excess Rents	12
j.	Landlord's Fees	12
k.	Unauthorized Assignment or Sublease	13

3

Section 19:		Damages to Premises	13
	a.	Landlord's Restoration Obligations	13
	b.	Termination of Lease by Landlord	13
	c.	Termination of Lease by Tenant	13
	d.	Tenant's Restoration Obligations	13
	e.	Rent Abatement	13
	f.	Waiver of Claims	13

Section 20:		Eminent Domain	14
	a.	Effect on Lease	14
	b.	Right to Condemnation Award	14

Section 21:		Environmental Compliance	14
	a.	Environmental Laws	14
	b.	Tenant's Responsibility	14
	c.	Tenant's Liability	14
	d.	Limitation on Tenant's Liability	14
	e.	Inspections by Landlord	14
	f.	Landlord's Liability	15
	g.	Property	15
	h.	Tenant's Liability after Termination of Lease	15

Section 22:		Default	15
	a.	Tenant's Default	15
	b.	Landlord's Remedies	16
	c.	Attorneys Fees	17
	d.	No Accord and Satisfaction	17
	e.	No Reinstatement	17
	f.	Summary Ejectment	17

Section 23:		Multiple Defaults	17
	a.	Loss of Option Rights	17
	b.	Increased Security Deposit	17
	c.	Effect on Notice Rights and Cure Periods	17

4

Section 24:		Bankruptcy	18
	a.	Trustee's Rights	18
	b.	Adequate Assurance	18
	c.	Assumption of Lease Obligations	18

Section 25:		Notices	18
	a.	Addresses	18
	b.	Form; Delivery; Receipt	18
	c.	Address Changes	18
	d.	Notice by Legal Counsel	18

Section 26:		Holding Over	19

Section 27:		Right to Relocate	19
a.	Substitute Premises	19
b.	Notice	19
c.	Upfit of Substitute Premises	19
d.	Relocation Costs	19
e.	Lease Terms	19
f.	Limitation on Landlord's Liability	19

Section 28:		Broker’s Commissions	19
	a.	Broker	19
	b.	Landlord's Obligation	19
	c.	Indemnity	19

5

Section 29:		Miscellaneous	20
	a.	No Agency	20
	b.	Force Majeure	20
	c.	Building Standard Improvements	20
	d.	Limitation on Damages	20
	e.	Satisfaction of Judgments Against Landlord	20
	f.	Interest	20
	g.	Legal Costs	20
h.	Sale of Premises or Building	20
i.	Time of the Essence	20
j.	Transfer of Security Deposit	20
k.	Tender of Premises	20
l.	Tenant’s Financial Statements	20
m.	Recordation	21
n.	Severability	21
	o.	Binding Effect	21
	p.	Entire Agreement	21
	q.	Good Standing	21
	r.	Terminology	21
	s.	Headings	21
	t.	Choice of Law	21
	u.	Effective Date	21
	v.	Landlord’s Lien	21
	w.	Joint and Several	21
	x.	No Construction Against Preparer	21

Section 30:		Special Conditions	21

Section 31:		Addenda and Exhibits	22
a.	Lease Addendum Number One – Operating Expense Pass Throughs	22
b.	Lease Addendum Number Two – Workletter	22
c.	Exhibit A – Premises	22
d.	Exhibit B – Rules and Regulations	22
e.	Exhibit C – Commencement Agreement	22
f.	Exhibit D – Insurance Certificate	22

6

State of North Carolina:
County of Wake:

OFFICE LEASE

THIS LEASE ("Lease"), made this ______ day of January, 2011, by and between CONCOURSE ASSOCIATES, LLC, a North Carolina limited liability company, (“Landlord”) and Oxygen Biotherapeutics, Inc., a North Carolina corporation, (“Tenant”), provides as follows:

1. BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

a. Premises.           Rentable Square Feet:                                5,954
Usable Square Feet:                                    5,177
Core Area Factor (R/U ratio)                     1.15

Suite:                                490
Building:                          The Concourse Building
Street Address:              One Copley Parkway
City/County:                   Morrisville/Wake
State/Zip Code:              North Carolina/27560

b. Term.                Number of Months:        60
Commencement Date:   March 1, 2011
Expiration Date:             February 29, 2016

c. Permitted Use.                                           General office in conjunction with Tenant’s business of biotherapeutics

d. Occupancy Limitation.                           No more than four persons per one thousand (1,000) rentable square feet.

e. Base Rent. The minimum base rent for the Term is $537,408.04, payable in monthly installments on the 1st day of each month in accordance with the following Base Rent Schedule:

MONTHS	MONTHLY RENT	CUMULATIVE RENT
1-12	$8,434.83	$101,218.00
13-24	$8,687.88	$104,254.54
25-36	$8,950.85	$107,410.16
37-48	$9,218.78	$110,625.32
49-60	$9,491.67	$113,900.02
$537,408.04

If Tenant is in default of this Lease after any applicable notice and cure period, then in addition to all other rights and remedies of Landlord contained herein, all abated rent shall immediately become due and payable in full by Tenant to Landlord, including without limitation abated rent for any period both before and after the date of such default.  If, during the period that Base Rent is to be abated as provided in this section 1e, Base Rent is abated, in whole or in part, pursuant to any other provisions of this Lease, then such period of time shall be extended to the extent that such Base Rent are otherwise so abated.

f. Rent Payment Address.                    CONCOURSE ASSOCIATES, LLC
c/o Highwoods Properties, Inc.
3100 Smoketree Court, Suite 1100
Raleigh, North Carolina 27604

g. Security Deposit.                             $8,434.83

h. Business Hours.                               8:00 A.M. to 6:00 P.M. Monday through Friday (excluding
National and State Holidays).

i. Electrical Service.                            Electrical circuits for convenience outlets as exist in the Premises on the Commencement Date.

j. After Hours HVAC Rate.                  $35.00 per hour, per zone, with a minimum of two
(2) hours per occurrence.

k. Parking.                                            Unreserved; not to exceed four spaces per 1000 rentable square feet.

l. Notice Addresses.

LANDLORD:                         CONCOURSE ASSOCIATES, LLC
c/o Atlantic Investment Management, LLC
4104 Atlantic Avenue, Suite 140
Raleigh, North Carolina 27604
Attn:Rental Business Manager
Facsimile #: 919/876-2448

with a copy to:                      Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Attn: Corporate Counsel
Facsimile #: 919/872-2448
TENANT:                               Oxygen Biotherapeutics, Inc.
One Copley Parkway
Suite 490
Morrisville, NC  27560
Attn: Nancy Hecox, General Counsel
Facsimile #: 919/806-4417

m. Broker.                                             Fred Dickens
Coldwell Banker Commercial
TradeMark Properties

2. LEASED PREMISES.

a. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a and as more particularly shown on Exhibit A, attached hereto.

b. Rentable Square Foot Determination. The parties acknowledge that all square foot measurements are approximate and agree that the square footage figures in Section 1a shall be conclusive for all purposes with respect to this Lease.

c. Common Areas. Tenant shall have non-exclusive access to the common areas of the Building. The common areas generally include space that is not included in portions of the building set aside for leasing to tenants or reserved for Landlord’s exclusive use, including entrances, hallways, lobbies, elevators, restrooms, walkways and plazas (“Common Areas”). Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to any rules and regulations promulgated by Landlord.

3. TERM.

a Commencement and Expiration Dates. The Lease Term commences on the Commencement Date and expires on the Expiration Date, as set forth in Section 1b.

b Adjustments to Commencement Date. The Commencement Date shall be adjusted as follows:

i.
If Tenant requests possession of the Premises prior to the Commencement Date, and Landlord consents, the Commencement Date shall be the date of possession.  All rent and other obligations under this Lease shall begin on the date of possession, but the Expiration Date shall remain the same.

ii.
If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Commencement Date, then the Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord's delivery of possession of the Premises to Tenant. Any such delay shall not relieve Tenant of its obligations under this Lease, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession. Beginning thirty (30) days after the Commencement Date, if Landlord is unable to deliver possession of the Premises to Tenant, Landlord shall be responsible for all additional costs incurred by Tenant for alternate leased premises, where such costs exceed the Base Rent that would have otherwise been due under this Lease.

c. Termination by Tenant for Failure to Deliver Possession. In the event Landlord is unable to deliver possession of the Premises within sixty (60) days after the original Commencement Date set forth in the first sentence of this Section 3 (excluding any delays resulting from force majeure or caused by Tenant – “Excused Delays”), then Tenant may terminate this Lease by giving notice to Landlord within seventy-five (75) days of the original Commencement Date (excluding Excused Delays).  Tenant may not terminate the Lease, however, if it has taken possession of any part of the Premises.  For purposes of this Lease, the installation of any cables or personal property by Tenant, approved by Landlord to be placed in the premises prior to the Commencement Date shall not be deemed as Tenant having taken possession for the Premises.

d. Delivery of Possession. Unless otherwise specified in the Workletter attached as Lease Addendum Number One, “delivery of possession” of the Premises shall mean the earlier of: (i) the date Landlord has the Premises ready for occupancy by Tenant as evidenced by a permanent or temporary Certificate of Occupancy issued by proper governmental authority, or (ii) the date Landlord could have had the Premises ready had there been no Delays attributable to Tenant.

e. Adjustment of Expiration Date. If the Expiration Date does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term.  Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

f. Right to Occupy. Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) payment of Security Deposit, (iii) execution and delivery of any required Guaranty of Lease, and (iv) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises are located (if different). Tenant’s failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

g. Commencement Agreement. The Commencement Date, Term, and Expiration Date may be set forth in a Commencement Agreement similar to Exhibit C, attached hereto, to be prepared by Landlord and executed by the parties.

4. USE.

a. Permitted Use. The Premises may be used only for general office purposes in connection with Tenant’s Permitted Use as defined in Section 1c and in accordance with the Occupancy Limitation as set forth in Section 1d.

b. Prohibited Uses. Tenant shall not use the Premises:

i.	In violation of any restrictive covenants which apply to the Premises;

ii.	In any manner that constitutes a nuisance or trespass;

iii.
In any manner which increases any insurance premiums, or makes such insurance unavailable to Landlord on the Building; provided that, in the event of an increase in Landlord's insurance premiums which results from Tenant's use of the Premises, Landlord may elect to permit the use and charge Tenant for the increase in premiums, and Tenant’s failure to pay Landlord, on demand, the amount of such increase shall be an event of default;

iv.	In any manner that creates unusual demands for electricity, heating or air conditioning; or

v.	For any purpose except the Permitted Use, unless consented to by Landlord in writing.

c. Prohibited Equipment in Premises. Tenant shall not install any equipment in the Premises that places unusual demands on the electrical, heating or air conditioning systems (“High Demand Equipment”) without Landlord’s prior written consent.  No such consent will be given if Landlord determines, in its opinion, that such equipment may not be safely used in the Premises or that electrical service is not adequate to support the equipment. Landlord’s consent may be conditioned, without limitation, upon separate metering of the High Demand Equipment and Tenant’s payment of all engineering, equipment, installation, maintenance, removal and restoration costs and utility charges associated with the High Demand Equipment and the separate meter. If High Demand Equipment used in the Premises by Tenant affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises with the cost of engineering, installation, operation and maintenance of the units to be paid by Tenant. All costs and expenses relating to High Demand Equipment and Landlord’s administrative costs (such as reading meters and calculating invoices) shall be Additional Rent, payable by Tenant upon demand.  If Tenant installs a supplemental HVAC unit in its Premises, the supplemental HVAC unit will be considered High Demand Equipment, be separately metered with metered charges being paid by Tenant, and both the meter and unit shall be maintained by Tenant.

5. RENT.

a. Payment Obligations.  Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i.	Rent payments shall be sent to the Rent Payment Address set forth in Section 1f.

ii.
Rent shall be paid without previous demand or notice and without set off or deduction. Tenant's obligation to pay Rent under this Lease is completely separate and independent from any of Landlord's obligations under this Lease.

iii.
If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date.

iv.
If Rent is not received within five (5) days after the due date, Landlord shall be entitled to an overdue payment charge in the amount of five percent (5%) of the Rent due.  In addition, if Rent is not received within fifteen (15) days after the due date, Landlord shall be entitled to an overdue payment charge in the amount of fifteen percent (15%) of the Rent due.

v.
If Landlord presents Tenant's check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

b. Base Rent.  Tenant shall pay Base Rent as set forth in Section 1e.

c. Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”), including, but not limited to, the following:

i.	Tenant's Proportionate Share of the increase in Landlord's Operating Expenses as set forth in Lease Addendum Number Two;

ii.
Any sales or use tax imposed on rents collected by Landlord or any tax on rents in lieu of ad valorem taxes on the Building, even though laws imposing such taxes attempt to require Landlord to pay the same; provided, however, if any such sales or use tax are imposed on Landlord and Landlord is prohibited by applicable law from collecting the amount of such tax from Tenant as Additional Rent, then Landlord, upon sixty (60) days prior notice to Tenant, may terminate this Lease; and

iii.
Any construction supervision fees in connection with the construction of Tenant Improvements or alterations to the Premises.  Tenant Improvements performed by Landlord in the Workletter shall not be subject to construction supervision fees.

6. SECURITY DEPOSIT.

a. Amount of Deposit. Tenant shall deposit with Landlord a Security Deposit in the amount set forth in Section 1g, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder.  The Security Deposit shall not bear interest.

b. Application of Deposit. If Tenant at any time fails to perform any of its obligations under this Lease, including its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, then Landlord may, at its option, apply the Security Deposit (or any portion) to cure Tenant's default or to pay for damages caused by Tenant’s default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant’s breach. The application of the Security Deposit shall not limit Landlord’s remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord.

c. Refund of Deposit. Unless Landlord uses the Security Deposit to cure a default of Tenant, to pay damages for Tenant’s breach of the Lease, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease or as soon thereafter as is reasonably possible, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit the Security Deposit against any month's Rent.

7. SERVICES BY LANDLORD.

a. Base Services. Provided that Tenant is not then in default, Landlord shall cause to be furnished to the Building, or as applicable, the Premises, in common with other tenants the following services:

i.	Water (if available from city mains) for drinking, lavatory and toilet purposes.

ii.
Electricity (if available from the utility supplier) for the building standard fluorescent lighting and for the operation of general office machines, such as electric typewriters, desk top computers, dictating equipment, adding machines and calculators, and general service non-production type office copy machines; provided that Landlord shall have no obligation to provide more than the amount of power for convenience outlets and the number of electrical circuits as set forth in Section 1i.

iii.	Operatorless elevator service.

iv.
Building standard fluorescent lighting composed of 2' x 4' fixtures;  Tenant shall service, replace and maintain at its own expense any incandescent fixtures, table lamps, or lighting other than the building standard fluorescent light, and any dimmers or lighting controls other than controls for the building standard fluorescent lighting.

v.
Heating and air conditioning for the reasonably comfortable use and occupancy of the Premises during Business Hours as set forth in Section 1h; provided that, heating and cooling conforming to any governmental regulation prescribing limitations thereon shall be deemed to comply with this service.

vi.
After Business Hours, weekend and holiday heating and air conditioning at the After Hours HVAC rate set forth in Section 1j, with such charges subject to commercially reasonable annual increases as determined by Landlord.

vii.	Janitorial services five (5) days a week (excluding National and State holidays) after Business Hours.

viii.
A reasonable pro-rata share of the unreserved parking spaces of the Building, not to exceed the Parking specified in Section 1k, for use by Tenant's employees and visitors in common with the other tenants and their employees and visitors.

b. Landlord’s Maintenance. Landlord shall make all repairs and replacements to the Building (including Building fixtures and equipment), Common Areas and Building Standard Improvements in the Premises, except for repairs and replacements that Tenant must make under Section 8. Landlord’s maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all Building systems, such as mechanical, electrical, HVAC, and plumbing. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Tenant or Landlord having actual knowledge of the need for a repair or replacement.

c. No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant.  Landlord shall have the right to shut down the Building systems (including electricity and HVAC systems) for required maintenance and safety inspections, and in cases of emergency.

d. Tenant’s Obligation to Report Defects. Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same.

e. Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service.

8. TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES.

a. Acceptance of Premises. Subject to the terms of the attached Workletter, if any, Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant's intended use, and (iii) constitutes Tenant's acceptance of the Premises "as is".  Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Workletter.

b. Move-In Obligations. Tenant shall schedule its move-in with the Landlord’s Property Manager. Unless otherwise approved by Landlord’s Property Manager, move-in shall not take place during Business Hours. During Tenant’s move-in, a representative of Tenant must be on-site with Tenant’s moving company to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations.  Any damage or destruction to the Building or the Premises due to moving will be the sole responsibility of Tenant.

c. Tenant’s Maintenance. Tenant shall: (i) keep the Premises and fixtures in good order; (ii) make repairs and replacements to the Premises or Building needed because of Tenant's or any officer, agent, employee, contractor, servant, invitee or guest of Tenant’s misuse or negligence; (iii) repair and replace Non-Standard Improvements, including any special equipment or decorative treatments, installed by or at Tenant's request that serve the Premises (unless the Lease is ended because of casualty loss or condemnation); and (iv) not commit waste.  Tenant shall also be solely responsible for maintaining the following items, if installed in the Premises: (i) ice machines; (ii) sump pumps; (iii) refrigerators; (iv) dishwashers; (v) garbage disposals; (vi) coffee machines and microwaves; (v) sinks and faucets; (vi) water filter and purification systems; (vii) all kitchen drain lines; (viii) executive restrooms; (ix) Simplex (or key pad) locks; (x) security access systems or alarm systems; (xi) Tenant specific hot water heaters; and (xii) showers and spas.  Tenant shall maintain these items in good working order.

d. Alterations to Premises. Tenant shall make no structural or interior alterations to the Premises. If Tenant requests such alterations, then Tenant shall provide Landlord's Property Manager with a complete set of construction drawings. If Landlord consents to the alterations, then the Property Manager shall determine the actual cost of the work to be done (to include a construction supervision fee to be paid to Landlord in the amount of 10% of the cost of the construction). Tenant may then either agree to pay Landlord to have the work done or withdraw its request for alterations. All such alterations are subject to the prior written approval of Landlord.

e. Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall (i) deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted, and (ii) restore the Premises at Tenant's sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty excepted. If Tenant has required or installed Non-Standard Improvements, such improvements shall be removed as part of Tenant’s restoration obligation. Landlord, however, may elect to require Tenant to leave any Non-Standard Improvements in the Premises unless at the time of such Non-Standard Improvements were installed, Landlord agreed in writing that Tenant could remove such improvements. Tenant shall repair any damage caused by the removal of any Non-Standard Improvements. “Non-Standard Improvements” means such items as (i) High Demand Equipment and separate meters, (ii) all wiring and cabling from the point of origin to the termination point, (iii) raised floors for computer or communications systems, (iv) telephone equipment, security systems, and UPS systems, (iv) equipment racks, (v) alterations installed by or at the request of Tenant after the Commencement Date, and (vi) any other improvements that are not part of the Building Standard Improvements.

f. Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within five (5) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any amounts expended by Landlord on such maintenance or restoration shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand.

g. Construction Liens. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises.  NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING.  Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after the filing thereof.  Should Tenant fail to discharge the lien within ten (10) days, then Landlord may discharge the lien.  The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand.  The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

h. Communications Compliance. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant.  Unless Landlord requests otherwise or consents in writing, all of Tenant’s telecommunications equipment shall be located and remain solely in the Premises.  Landlord shall not have any responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected.  Tenant agrees that, to the extent any telecommunications service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto.  Landlord shall have the right, upon reasonable prior oral or written notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building.  In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, the provider shall not be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord.  Landlord’s approval may be conditioned in such a manner to as to protect Landlord’s financial interests, the interest of the Building, and the other tenants therein.  The refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease.  The provision of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.  Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord’s prior written consent.  Landlord’s consent may be conditioned in such a manner so as to protect Landlord’s financial interests, the interests of the Building, and the other tenants therein.  At Landlord’s option, Tenant may be required to remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal prior to the expiration or termination of the Lease and at Tenant’s sole cost.

i. Mold.  Tenant shall be responsible for taking appropriate and timely measures to prevent the growth of mold and mildew within the Premises, including but not limited to (1) preventing moisture accumulation in the Premises by Tenant’s personal equipment, including on windows, walls and other surfaces; (2) promptly reporting any malfunction of the heating or air conditioning system in the Premises; (3) Tenant will not obstruct the heating and air conditioning system from performing as designed; (4) promptly reporting any water intrusion or accumulation or other moisture accumulation in or about the Premises; and (5) promptly reporting any visible mold in the Premises.  Except for matters arising from the negligence or willful acts of Landlord, and its employees, agents, contractor, invitees or licensees, Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, obligations, damages, injuries, costs, expenses, including reasonable attorneys’ fees, costs of settlement or judgments and claims of any kind whatsoever paid, incurred or suffered by, or asserted against Landlord by any person, entity, or governmental agency for, with respect to, or as a direct or indirect result of the presence of mold or mildew in the Premises or any adjacent portions of the Building as a result of the acts or omissions of Tenant.

9. PROPERTY OF TENANT.

a. Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant's equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises.

b. Removal. Provided Tenant is not in default and subject to the terms and provisions of Section 8(e), Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

10. SIGNS.  Tenant may not erect, install or display any sign or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Door and directory signage shall be provided and installed by the Landlord in accordance with building standards at Landlord’s expense, unless otherwise provided in the Workletter attached as Lease Addendum Number One.

11. ACCESS TO PREMISES.

a. Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building, or as needed for making repairs and alterations.  Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-business hours compromise the security of the Building.

b. Landlord’s Access. Landlord shall have the right, at all reasonable times and upon reasonable oral notice, either itself or through its authorized agents, to enter the Premises (i) to make repairs, alterations or changes as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers.  Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times to show prospective tenants. For purposes of this Section 11(b), Tenant or Tenant’s authorized agent must be present at all times when third parties are granted access to the Premises.

c. Emergency Access. Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency.

12. TENANT’S COMPLIANCE.

a. Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises, whether now existing or hereafter enacted.

b. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit B.  The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are uniformly applicable to all tenants in the Building.  Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

13. ADA COMPLIANCE.

a. Tenant’s Compliance. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with The Americans With Disabilities Act (the “ADA”).

b. Landlord’s Compliance. Landlord, at Landlord’s sole expense, shall use all reasonable efforts to meet the requirements of the ADA as it applies to the Common Areas and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises. Landlord shall not be required to make changes to the Common Areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

c. ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

14. INSURANCE REQUIREMENTS.

a. Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord's Property Manager, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate-per location of at least TWO MILLION DOLLARS ($2,000,000), which policy shall insure against liability of Tenant, arising out of and in connection with Tenant's use of the Premises, and which shall insure the indemnity provisions contained in this Lease.  Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient.

b. Tenant’s Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived.  For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any Non-Standard Improvements to the Premises.  Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s Property, regardless of the cause of the loss or damage.

c. Certificates of Insurance. Prior to occupying the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates similar to that provided in Exhibit D attached to this Lease and incorporated here for reference or other evidence of insurance satisfactory to Landlord.  All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior notice to Landlord.  If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

d. Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder's ratings of at least A- and a financial rating of at least VI in the most current Best's Insurance Reports available on the Commencement Date, or if the Best's ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord as an additional insured as its interest may appear [other landlords or tenants may be added as additional insureds in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to Landlord; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

e. Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building.

f. Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law (or would have been paid had such insurance as required by this Lease been in place).

All policies of insurance carried or maintained pursuant to this Lease shall contain or be endorsed to contain a provision whereby the insurer waives all rights of subrogation against either Tenant or Landlord, as the case may be, provided such a provision shall be obtainable.  If insurance policies which such waiver of subrogation provision shall not be obtainable, then the provisions relating to waiver of subrogation as contained in this Section 14(f) shall have no effect during such time as insurance policies with a waiver of subrogation shall not be obtainable.  If any provision relating to a waiver of subrogation as set forth in this Section 14(f) shall contravene any present or future law with respect to exculpatory agreements, the liability of the party affected shall be deemed not released, but shall be secondary to the other's insurer.

15. INDEMNITY.  Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Tenant agrees as follows:

a. Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys' fees at all tribunal levels) arising out of or related to (i) any activity, work, or other thing done by Tenant or at Tenants request other than those items detailed in the Workletter in or about the Premises or the Building, (ii) any breach or default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant.

b. Defense Obligation. If any such action is brought against Landlord, then Tenant, upon notice from Landlord, shall defend the same through counsel selected by Landlord’s insurer, or other counsel acceptable to Landlord.  The provisions of this Section shall survive the termination of this Lease.

16. QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord or other tenants working in other space in the Building, or in repairing or restoring the Premises, shall be deemed a breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed.

17. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

a. Subordination and Attornment. Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may hereafter be in effect regarding the Building and the real property on which it is situate or any component thereof, to any deed of trust or mortgage hereafter encumbering the Premises or the Building and the real property on which it is situate or any component thereof, to all advances made or hereafter to be made upon the security of such ground or underlying lease or deed of trust or mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such ground or underlying lease or deed of trust or mortgage, and to any replacements and substitutions for such deed of trust or mortgage.  The terms of this provision shall be self-operative and no further instrument of subordination shall be required.  However, Tenant agrees to execute within ten (10) days after request to do so from Landlord or its mortgagee an agreement:

i.	Making this Lease superior or subordinate to the interests of the mortgagee;

ii.	Agreeing to attorn to the mortgagee;

iii.
Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv.
Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord's interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord's interest is so acquired;

v.	Agreeing to attorn to any successor Landlord; and

vi.	Containing such other agreements and covenants on Tenant's part as Landlord's mortgagee may reasonably request.

b. Non-Disturbance. Tenant’s obligation to execute a subordination and attornment agreement as set forth above is conditioned upon the mortgagee’s agreement not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease.

c. Estoppel Certificates. Tenant agrees to execute within five (5) business days after request, and as often as requested, estoppel certificates confirming any factual matter requested by Landlord which is true and is within Tenant's knowledge regarding this Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect.  Tenant shall attach to such estoppel certificate copies of any modifications or amendments to the Lease.

18.           ASSIGNMENT – SUBLEASE.

a.   Landlord Consent. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord.

b.   Definition of Assignment. For the purpose of this Section 18, the word "assignment" shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or reorganization of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more.  The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, if the Tenant is a publicly traded company, public trades or sales of the Tenant’s stock on a national stock exchange shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company.

c.  Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord's consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant's assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor remains liable under the Lease and the assignee or sublessee is a bona fide entity and assumes the obligations of Tenant, is as creditworthy as the Tenant, and continues the same Permitted Use as provided under Section 4.

d. Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

e. Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant's rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

f. Limitation on Rights of Assignee/Sublessee. Any assignment or sublease for which Landlord’s consent is required shall not include the right to exercise any options to renew the Lease Term, expand the Premises, or similar options, unless specifically provided for in the consent.

g. Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

h. Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default.  The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease other than Tenants obligation for that portion of rent collected directly by Landlord directly from Sublessee, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

i. Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises at a rental rate that exceeds the rentals paid to Landlord, then any such excess shall be paid over to Landlord by Tenant.

j. Landlord’s Fees. Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which consent is required.  If Landlord assists Tenant in finding an assignee or subtenant, Landlord shall be paid a reasonable fee for such assistance.

k. Unauthorized Assignment or Sublease. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease. In addition to its other remedies for Default, Landlord may elect to increase Base Rent to 150% of the Base Rent reserved under the terms of this Lease.

19.  DAMAGES TO PREMISES.

a.   Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i.
The casualty must be insured under Landlord's insurance policies, and Landlord’s obligation is limited to the extent of the insurance proceeds received by Landlord.  Landlord’s duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds.

ii.	Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration.

iii.	Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, contents, or any Non-Standard Improvements to the Premises.

b.        Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; (iii) Landlord's lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes; (iv) the Premises is damaged in whole or in part during the last two years of the Term; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof.  If Landlord elects to terminate this Lease, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty. Tenant shall vacate and surrender the Premises to Landlord within thirty (30) days after receipt of the notice of termination where Tenant must locate alternate accommodations, or fifteen (15) days where Landlord provides alternate accommodations subject to Tenant approval, such approval not to be unreasonably withheld, conditioned or delay.

c.    Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if:  (i) Landlord has failed to substantially restore the damaged Building or Premises within one hundred eighty (180) days of the Landlord’s receipt of insurance proceeds in connection with such Casualty (“Restoration Period”); (ii) the Restoration Period has not been delayed by force majeure; and (iii) Tenant gives Landlord notice of the termination within fifteen 15 days after the end of the Restoration Period (as extended by any force majeure delays). If Landlord is delayed by force majeure, then Landlord must provide Tenant with notice of the delays within fifteen (15) days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

d.      Tenant’s Restoration Obligations. Unless terminated, the Lease shall remain in full force and effect, and Tenant shall promptly repair, restore, or replace Tenant's trade fixtures, decorations, signs, contents, and any Non-Standard Improvements to the Premises. All repair, restoration or replacement shall be at least to the same condition as existed prior to the Casualty.  The proceeds of all insurance carried by Tenant on its property shall be held in trust by Tenant for the purposes of such repair, restoration, or replacement.

e.           Rent Abatement. If Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant's business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant's business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant's subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent.

f.           Waiver of Claims. The abatement of the Rent set forth above is Tenant’s exclusive remedy against Landlord in the event of a Casualty. Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

20.  EMINENT DOMAIN.

a. Effect on Lease. If all of the Premises are taken under the power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date.  If only a portion of the Premises is taken and Tenant can continue use of the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.

b. Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises. Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord ) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises.

21.	ENVIRONMENTAL COMPLIANCE.

a. Environmental Laws. The term “ Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended.

b. Tenant's Responsibility. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials on the Property. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after notice is given to Landlord of the identity of such substances or materials.  No such notice shall be required, however, for commercially reasonable amounts of ordinary office supplies and janitorial supplies. Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request, concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

c. Tenant's Liability.  Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant's failure to comply with this Section 21 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord's attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 21.

d. Limitation on Tenant’s Liability. Tenant’s obligations under this Section 21 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant's use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant's agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord's agents, employees, officers, partners, contractors, guests, or invitees.

e. Inspections by Landlord.  Landlord and its engineers, technicians, and consultants (collectively the "Auditors") may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations ("Audits") of the Premises to confirm and monitor Tenant's compliance with this Section 21.  Such Audits shall be conducted in such a manner as to minimize the interference with Tenant's Permitted Use; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant's compliance with this Section 21.  Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits.  The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 21, in which case, the cost of such Audit, and the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

f. Landlord's Liability. Landlord represents and warrants that, to Landlord’s actual knowledge, there are no hazardous materials on the Premises as of the Commencement Date in violation of any Environmental Laws. Landlord shall indemnify and hold Tenant harmless from any liability resulting from Landlord’s violation of this representation and warranty.

g. Property.  For the purposes of this Section 21, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

h. Tenant's Liability After Termination of Lease.  The covenants contained in this Section 21 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 21.

22.	DEFAULT.

a.	Tenant’s Default. Tenant shall be in default under this Lease if:

i.	Tenant fails to pay when due any Base Rent, Additional rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease;

ii.
Tenant breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within fifteen (15) days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within fifteen (15) days, Tenant does not commence curing within fifteen (15) days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice;

iii.
Tenant or any guarantor of this Lease files any petition or action for relief under any creditor's law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing;

iv.
Tenant or any guarantor of this Lease makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors;

v.
Tenant shall fail to cease any conduct prohibited by this Lease within three (3) days after receipt of written notice from Landlord requesting cessation thereof, or Tenant shall fail to cease any conduct or eliminate any condition which poses a danger to person or property within twelve (12) hours of receipt of written notice from Landlord requesting cessation of such conduct or elimination of such conditions.  For purposes of this section only, confirmation of receipt of written notice must be made by speaking directly with Tenant’s Chief Executive Officer, Chief Financial Officer or General Counsel and it is Tenant’s responsibility to provide Landlord with current contact information for each of these representatives;

vi.
Tenant shall do or permit to be done anything which creates a lien upon the Premises or the Building and the real property on which it is situate or any component thereof and such lien is not removed or discharged within ten (10) days after the filing thereof; or

vii.
Tenant shall fail to return a properly executed subordination, non-disturbance and attornment agreement or an estoppel certificate in accordance with the terms and provisions of this Lease and within the time period provided for such return following Landlord’s request for same as provided in this Lease, and Tenant fails to provide such instrument within ten (10) days after Tenant has notice that Tenant has failed to provide such instrument within the time periods set forth herein (such notice by Landlord not to be delivered prior to the time such instrument was due from Tenant).

b.	Landlord’s Remedies. In the event of a Tenant default for section v above, Landlord may do (iii) below, and for all other defaults, Landlord at its option may do one or more of the following:

i.
terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in Base Rent and/or Additional Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and its and their effects, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord within ten (10) days after  demand the amount of all loss and damage which Landlord may suffer by reason of such termination.  For purposes of this section, Landlord shall first inventory the Tenant property and hold it in the Premises for safekeeping and Tenant shall have a minimum of fifteen (15) days in which to retrieve the property.

ii.
terminate Tenant’s right of possession, without terminating this Lease, and enter upon and take possession of the Premises as Tenant’s agent and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, and its and their effects, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord’s judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Base Rent and Additional Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord upon re-letting, and Tenant shall be liable for Landlord’s damages and expenses in redecorating and restoring the Premises and all costs incident to such re-letting, including broker’s commissions, reasonable tenant improvements, attorneys’ fees and lease assumptions.  For purposes of this section, Landlord shall first inventory the Tenant property and hold it in the Premises for safekeeping and Tenant shall have a minimum of fifteen (15) days in which to retrieve the property.  In no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder. Any such demand, reentry and taking of possession of the Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of the Lease or of the Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord.  Landlord’s failure to relet the Premises or to make such alterations, redecorations and repairs as set forth in this paragraph shall not release or affect Tenant’s liability for Base Rent and Additional Rent or for damages; or

iii.
enter upon the Premises, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys’ fees which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

If Landlord has relet the Premises or relets thereafter without first terminating this Lease, Landlord will apply any future rentals from reletting (but not rental allocable to any area outside the Premises or rental allocable to the period following the Term) in the following manner: first, to reduce any amounts then due from Tenant, including but not limited to redecorating and restoring the Premises and all costs incident to such re-letting, including broker’s commissions, tenant improvements, attorneys’ fees and lease assumptions or otherwise preparing the Premises for reletting; and, the balance, if any, of the future rentals from reletting shall be retained by Landlord as compensation for reletting the Premises

If Tenant’s right of possession is terminated by Landlord as a result of the occurrence of a Tenant default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Base Rent and Additional Rent and other charges and assessments which in Landlord’s reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Base Rent pursuant to the terms of this Lease), and (y) the then fair market rental value of the Premises for the remainder of the Lease Term.  Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Base Rent and Additional Rent and other charges and assessments then due, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant’s failure to comply with the terms of this Lease (Landlord and Tenant agreeing that Landlord’s actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).  All amounts due under this paragraph are subject to offset by all amounts collected under the preceding paragraph.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Base Rent and/or Additional Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained.  No reentry or taking possession of the Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.  In determining the amount of loss or damage Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord, allowance shall be made for the expense of repossession.  Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease.

Upon the occurrence of a Tenant default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant’s or any other occupant’s property, (iii) repairing, restoring, renovating, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of, or vacates or abandons, the Premises and this Lease is not terminated, reletting all or any part of the Demised Premises (including, but not limited to, brokerage commissions, cost of tenant finish work, advertising and promotional expenses, and other costs incidental to such reletting), (v) performing Tenant’s obligations which Tenant failed to perform, and (vi) enforcing its rights and remedies arising out of a Tenant default.  Landlord’s rights and remedies under this paragraph shall be in addition to the rights and remedies of Landlord set forth in this Section 22(b) or elsewhere in this Lease, and/or which may otherwise be available to Landlord at law or in equity.

Landlord shall have an affirmative duty to mitigate damages in the event of a Tenant default. Landlord’s obligation to mitigate shall be subject to the following: (i) Landlord must first obtain undisputed possession of the Premises, (ii) Landlord is not obligated to offer the Premises to a tenant or prospective tenant when other suitable premises are available in the Building or in another building owned by Landlord, (iii) Landlord is not obligated to lease the Premises for less than the current fair market rental or for less than other space in the Building is being offered by Landlord, (iv) Landlord is not obligated to lease to any prospective tenant who would disrupt the tenant mix, violate any restrictions or covenants, or adversely affect the reputation of the Building, and (v) Landlord is not obligated to rent to a prospective tenant who is not financially responsible or lacks necessary operating experience.

c. Attorneys Fees. Landlord's reasonable attorneys' fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

d. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

e. No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money.  After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

f. Summary Ejectment. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord's rights to otherwise collect rents or breach of contract damages from Tenant.

23.	MULTIPLE DEFAULTS.

a. Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant.  Accordingly, should Tenant default under this Lease, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

b. Increased Security Deposit. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on two (2) or more occasions during any twelve (12) month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a Security Deposit in, or increase the existing Security Deposit to, a sum equal to three (3) months’ installments of Base Rent.  The Security Deposit shall be governed by the terms of this Lease.

c. Effect on Notice Rights and Cure Periods. Should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

24.  BANKRUPTCY.

a. Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the "Code") may have certain rights to assume or assign this Lease.  This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

b. Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease.  The parties agree that the term “adequate assurance” shall include at least the following:

i.  In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment.  It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.  Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 4 above, and such proposed assignee shall continue to engage in the Permitted Use under Section 4.  It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than the Permitted Use.

c. Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

25.  NOTICES.

a. Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1l, or to such other address as a party may specify by duly given notice.

b. Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party's address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided.  Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

c. Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective.

d. Notice by Legal Counsel. Notices may be given on behalf of any party by such party's legal counsel.

26. HOLDING OVER.  If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to two hundred percent (200%) of that provided for as of the expiration or termination date, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Lease.  The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord's ability to secure a replacement tenant. If Landlord loses a prospective tenant because Tenant fails to vacate the Premises on the Expiration Date or any termination of the Lease after notice to do so, then Tenant will be liable for such damages as Landlord can prove because of Tenant's wrongful failure to vacate.

27.  RIGHT TO RELOCATE.

a. Substitute Premises. Landlord, at its option, may substitute for the Premises other space (hereafter called "Substitute Premises") owned by Landlord or one of its affiliates in the same geographical vicinity before the Commencement Date or at any time during the Term or any extension of this Lease. Insofar as reasonably possible, the Substitute Premises shall be of comparable quality and shall have a comparable square foot area and a configuration substantially similar to the Premises. Such substitution must be approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed..

b. Notice. Landlord shall give Tenant at least sixty (60) days notice of its intention to relocate Tenant to the Substitute Premises.  This notice will be accompanied by a floor plan of the Substitute Premises.  After such notice, Tenant shall have ten (10) days within which to agree with Landlord on the proposed Substitute Premises and unless such agreement is reached within such period of time, Landlord may terminate this Lease at the end of the sixty (60) day period of time following the notice.

c. Upfit of Substitute Premises. Landlord agrees to construct or alter, at its own expense, the Substitute Premises as expeditiously as possible so that they are in substantially the same condition that the Premises were in immediately prior to the relocation.  Landlord shall have the right to reuse the fixtures, improvements and alterations used in the Premises. Tenant agrees to occupy the Substitute Premises as soon as Landlord's work is substantially completed.

d. Relocation Costs. If relocation occurs after the Commencement Date, then Landlord shall pay Tenant's reasonable third-party costs of moving Tenant's furnishings, telephone and computer wiring, and other property to the Substitute Premises, and reasonable printing costs associated with the change of address.

e. Lease Terms. Except as provided herein, Tenant agrees that all of the obligations of this Lease, including the payment of Rent (to be determined on a per rentable square foot basis and applied to the Substitute Premises), will continue despite Tenant's relocation to the Substitute Premises.  Upon substantial completion of the Substitute Premises, this Lease will apply to the Substitute Premises as if the Substitute Premises had been the space originally described in this Lease.

f. Limitation on Landlord’s Liability. Except as provided above, Landlord shall not be liable or responsible in any way for damages or injuries suffered by Tenant pursuant to the relocation in accordance with this provision including, but not limited to, the loss of goodwill, business, productivity or profits.

28.  BROKER'S COMMISSIONS.

a. Broker. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1m.

b. Landlord’s Obligation. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord’s separate agreement with the Broker.

c. Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease or any amendment or extension hereto, or which may result in Tenant leasing other or enlarged space from Landlord. The provisions of this Section shall survive the termination of this Lease.

29.  MISCELLANEOUS.

a. No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord's title to the Building is paramount, and that it can do nothing to affect or impair Landlord's title.

b. Force Majeure. The term “force majeure” means:  fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the Landlord’s reasonable control.

c. Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general office space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

d. Limitation on Damages. Notwithstanding any other provisions in this Lease, Landlord shall not be liable to Tenant for any special, consequential, incidental or punitive damages.

e. Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord's default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord's interest in the Building in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building that are available for use by Landlord.  No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

f. Interest. Should Tenant fail to pay any amount due to Landlord by the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall begin accruing interest at the rate of 18% per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until paid.

g. Legal Costs. Should Landlord prevail in any legal proceedings against the Tenant for breach of any provision in this Lease, then Tenant shall be liable for the costs and expenses of the Landlord, including its reasonable attorneys' fees (at all tribunal levels).

h. Sale of Premises or Building. Landlord may sell the Premises or the Building without affecting the obligations of Tenant hereunder; upon the sale of the Premises or the Building, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

i. Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

j. Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

k. Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

l. Tenant’s Financial Statements. Upon request of Landlord, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual, quarterly and monthly financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. The financial statements shall include a balance sheet and a statement of profit and loss, and the annual financial statement shall also include a statement of changes in financial position and appropriate explanatory notes. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building.

m. Recordation. This Lease (including a memorandum thereof) may not be recorded without Landlord's prior written consent.

n. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

o. Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

p. Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

q. Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant.  If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

r. Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

s. Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

t. Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

u. Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties.  Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the "Effective Date".

v. Landlord’s Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, client files, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Base Rent and Additional Rent as well as any and all other sums of money then due to Landlord hereunder all first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under Uniform Commercial Code, including, without limitation, the right to sell the property described in this paragraph at public or private sale upon five (5) days notice to Tenant.  Tenant hereby agrees that Landlord shall be entitled to prepare and file such financial statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

w. Joint and Several.  If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

x. No Construction Against Preparer.  No provision of this Lease shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have prepared or imposed such provision.

30. SPECIAL CONDITIONS.  The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease shall control:

“None”

31. ADDENDA AND EXHIBITS.  If any addenda are noted below, such addenda are incorporated herein and made a part of this Lease.

a.  Lease Addendum Number One – Workletter
b.  Lease Addendum Number Two – Operating Expense Pass Throughs
c.  Exhibit A – Premises
d.  Exhibit B – Rules and Regulations
e.  Exhibit C – Commencement Agreement
f.  Exhibit D – Insurance Certificate

32.  RENEWAL OPTION.  Tenant shall have the option to renew this Agreement under the same terms and conditions for an additional period of three years (“Renewal Term”), with an annual escalation of Rent of three percent (3%) per year from the rental amount in effect at the time the Renewal Option is exercised.  Tenant shall notify Landlord of its intent to renew at least ninety (90) days prior to expiration of the Term.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in four originals, all as of the day and year first above written.

TENANT:

Oxygen Biotherapeutics, Inc.

By:
Name:
Title:
Date:

Affix Corporate Seal:

LANDLORD:

CONCOURSE ASSOCIATES, LLC
a North Carolina limited liability company

By:
Name: Art E. Nivison
Title: Manager

[Company Seal]

\
ACKNOWLEDGMENT

STATE OF _______________________                  (Corporation)
COUNTY OF _____________________

I, the undersigned Notary Public, certify that ____________________________________ personally came before me this day and acknowledged that ____he is _____________________ of Oxygen Biotherapeutics, Inc., a North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by _______________________, as its _________________ President, and sealed with its common corporate seal.

WITNESS my hand and notarial seal, this ____ day of __________________, 2010.

Notary Public: ______________________________
Name: ____________________________________
My Commission Expires: ______________________

LEASE ADDENDUM NUMBER ONE [WORKLETTER]

WORKLETTER.  This Lease Addendum Number One (the “First Addendum”) sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises to be completed before the Commencement Date ("Tenant Improvements").  This First Addendum contemplates that the performance of this work will proceed in four stages in accordance with the following schedule:  (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the additional cost of the initial Tenant Improvements; (iv) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements by the Commencement Date.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1. Space Planning, Design and Working Drawings.  Landlord shall designate architects and engineers who will comply with the following:

a. Attend a reasonable number of meetings with Tenant and Landlord's agent to define Tenant requirements.  One complete space plan shall be prepared by the architect and Tenant shall approve such space plan within two business days after receipt of the space plan.

b. If Tenant makes any revision to the space plan after such plan has been approved by both Landlord and Tenant, then Tenant shall pay all additional costs and expenses incurred as a result of such revisions.

c. Complete construction drawings for Tenant's partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule (subject to the limitation expressed in Section 2 below).

d. Complete building standard mechanical plans where necessary (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work to be done in the Premises.

e. All plans and working drawings for the construction and completion of the Premises shall be subject to Landlord's prior written approval (the “Plans”).  Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord's prior approval.  Landlord agrees that it will not unreasonably withhold its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building.  Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays.

f. If Tenant wants improvements in addition to those being provided by Landlord, then Tenant shall cause additional Plans to be prepared concurrently with the preparation of the original Plans.  The additional Plans will be prepared by Landlord's architect or engineer or by an architect or engineer of Tenant's own selection; provided Landlord has the right to approve any architect or engineer selected by Tenant.  All design fees and costs of preparing the additional Plans shall be paid by Tenant.

2. Building Standard Improvement.  Landlord agrees, at its sole cost and expense, to design, engineer, install, supply and otherwise to construct the Building Standard Improvements in the Premises that will become a part of the Building as specified in Schedule One to this Lease Addendum Number One and shown on Exhibit A attached to this Lease as necessary to hire a licensed general contractor (the "Contractor") to provide for such work to be completed. Tenant agrees that the Contractor may be an affiliate of Landlord.

3. Signage and Keying.  Door and/or directory signage and suite keying in accordance with building standards shall be provided and installed by the Landlord.

4. Work and Materials at Tenant's Expense.

a. Any additional improvements to those shown in Exhibit A or Non-standard finishes shall be made and provided at Tenant’s expense.

b. Prior to commencing and providing any improvements that will be provided at Tenant’s expense (including finishes), Landlord shall submit to Tenant written estimates of the cost of such improvements and Tenant shall provide written approval to the estimates within five (5) business days after the receipt thereof.  Landlord shall not be authorized to proceed thereon until the estimate is mutually agreed upon and approved in writing and delivered to Landlord.

c. Tenant agrees to pay to Landlord, promptly upon being billed therefor, all costs and expenses that are its responsibility.  Such costs and expenses shall include all amounts charged by the Contractor for performing such work and providing such materials (including the Contractor's general conditions, overhead and profit).  Tenant will be billed for such costs and expenses as follows:  (i) 50% of such costs and expenses shall be due and payable upon Tenant's approval of the cost estimates;  (ii) 25% of such costs and expenses shall be due and payable when such work is substantially completed and the Premises are ready for delivery to Tenant; (iii) 25% of such costs and expenses shall be due and payable upon final completion of punch list items.

5. Tenant Plan Delivery Date.

a. Tenant covenants and agrees that although certain plans and drawings may be prepared by Landlord's architect or engineer, Tenant shall be solely responsible for the timely completion of the Plans and it is hereby understood time is of the essence.

b. Tenant covenants and agrees to deliver to Landlord final Plans on or before _____N/A____ (the "Tenant Plan Delivery Date").  It is vital that the final Plans be delivered to Landlord by the Tenant Plan Delivery Date in order to allow Landlord sufficient time to review such Plans, to discuss with Tenant any changes therein which Landlord believes to be necessary or desirable, to enable the Contractor to prepare an estimate of the additional cost of initial Tenant Improvements, and to substantially complete the Premises within the time frame provided in the Lease.

6. Commencement Date.

a. The Commencement Date shall be the date when the work to be performed by Landlord pursuant to the Plans approved by Landlord and Tenant has been substantially completed (excluding items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing material interference with Tenant's use of the Premises -- i.e., "punch list items"), and the Landlord delivers possession of the Premises to Tenant in accordance with Section 3 of the Lease.

b. Notwithstanding the foregoing, if Landlord shall be delayed in delivering possession of the Premises as a result of:

i. Tenant’s failure to approve the space plan within the time specified;

ii. Tenant's failure to approve Landlord's cost estimates within the time specified;

iii. Tenant's changes to approved Plans (notwithstanding Landlord's approval of any such changes);

iv. Inability to obtain non-building standard materials, finishes or installations requested by Tenant; or

v. The performance of any work by any person, firm or corporation employed or retained by Tenant; or

vi. Any other act or omission by Tenant or its agents, representatives, and/or employees;

then, in any such event, for purposes of determining the Commencement Date, the Premises shall be deemed to have been delivered to Tenant on the date that Landlord and architect determine that the Premises would have been substantially completed and ready for delivery if such delay or delays had not occurred.

7. Materials and Workmanship.  Landlord covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans.  Landlord agrees to exercise due diligence in completing the construction of the Premises.

8. Repairs and Corrections.  Landlord shall select a Contractor who will provide a one-year warranty from the date of delivery of the Premises, transferable to Tenant, for defective workmanship and materials.  If with Tenant’s agreement, used equipment is installed as part of the Work, the used equipment shall be installed “as is” and without any warranties. Landlord shall transfer to Tenant all manufacturers’ and builders’ warranties with respect to the Work, without recourse to the Landlord. Tenant shall repair or correct any defective work or materials installed by Tenant or any contractor other than Landlord's Contractor, or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, agents, invitees, licensees, subtenants, customers, clients, or guests.

9. Inspection of Premises; Possession by Tenant.  Prior to taking possession of the Premises, Tenant and Landlord shall inspect the Premises and Tenant shall give Landlord notice of any defects or incomplete work (“Punchlist”). Tenant’s possession of the Premises constitutes acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory as of such date of occupancy, except as to (i) any defects or incomplete work set forth in the Punchlist, (ii) latent defects, and (iii) any equipment that is used seasonally if Tenant takes possession of the Premises during a season when such equipment is not in use.

10. Access During Construction.  During construction of the Tenant Improvements and with prior approval of Landlord, Tenant shall be permitted reasonable access to the Premises for the purposes of taking measurements, making plans, installing trade fixtures, moving in office furniture, and doing such other work as may be appropriate or desirable to enable Tenant to assume possession of and operate in the Premises; provided, however, that such access does not interfere with or delay construction work on the Premises. Prior to any such entry, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant’s entry of the Premises.

SCHEDULE ONE
TO
LEASE ADDENDUM NUMBER ONE

Landlord agrees to make the following Building-standard Improvements at its own cost and expense, as shown on Exhibit A:

1)  Patch and repaint the Premises using Building-standard paint;
2)  Add two offices approximately 9’x11’;
3)  Add a reception area;
4)  Add an office/workroom with a viewing window;
5)  Relocate the wall in breakroom;
6)  Add cipher locks to the two doors;
7)  Install new carpeting in the new rooms;
8)  Install VCT flooring in the break/file room;
9)  Add two new doors into the common area hallway;
10)  Running water lines for refrigerator ice-maker and commercial coffee-maker.
11)  Reimburse Tenant for fees incurred in setting up telecommunication system, such fees not to exceed three thousand ($3,000.00).dollars.

The above improvements will not include a construction supervision fee.

LEASE ADDENDUM NUMBER TWO [BASE YEAR calendar year]

ADDITIONAL RENT - OPERATING EXPENSE PASS THROUGHS. For the calendar year commencing on January 1, 2012 and for each calendar year thereafter, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of any increase in Operating Expenses (as hereinafter defined) incurred by Landlord's operation or maintenance of the Building above the Operating Expenses Landlord incurred during the Base Year (as hereinafter defined).  Notwithstanding the foregoing, in no event shall the increase in Operating Expenses exceed five percent (5%) of the controllable Operating Expenses of the prior year.

For purposes of calculating Tenant's Proportionate Share of real and personal property taxes, Landlord shall use the Base Year or the year in which the Building and improvements are completed and are fully assessed, whichever shall be later.  Tenant's Proportionate Share shall be calculated by dividing the approximately 5,954 rentable square feet of the Premises by the approximately 131,553 net rentable square feet of the Building, which equals 5.525%.  If during any calendar year the occupancy of the rentable area of the Building is less than 95% full, then Operating Expenses (as hereinafter defined) will be adjusted for such calendar year at a rate of 95% occupancy.

For the calendar year commencing on January 1, 2012 and for each calendar year thereafter during the Term, Landlord shall estimate the amount the Operating Expenses shall increase for such calendar year above the Operating Expenses incurred during the Base Year.  Landlord shall send to Tenant a written statement of the amount of Tenant's Proportionate Share of any estimated increase in Operating Expenses and Tenant shall pay to Landlord, monthly, Tenant's Proportionate Share of such increase in Operating Expenses.  Within one hundred and eighty (180) days after the end of each calendar year or as soon as possible thereafter, Landlord shall send a copy of the Annual Statement to Tenant.  Pursuant to the Annual Statement, Tenant shall pay to Landlord Additional Rent as owed or Landlord shall adjust Tenant's Rent payments if Landlord owes Tenant a credit. After the Expiration Date, Landlord shall send Tenant the final Annual Statement for the Term, and Tenant shall pay to Landlord Additional Rent as owed or if Landlord owes Tenant a credit, then Landlord shall pay Tenant a refund. If there is a decrease in Operating Expenses in any subsequent year below Operating Expenses for the Base Year then no additional rent shall be due on account of Operating Expenses, but Tenant shall not be entitled to any credit, refund or other payment that would reduce the amount of other additional rent or Base Rent owed. If this Lease expires or terminates on a day other than December 31, then Additional Rent shall be prorated on a 365-day calendar year (or 366 if a leap year). All payments or adjustments for Additional Rent shall be made within thirty (30) days after the applicable Statement is sent to Tenant.

The term “Base Year” shall mean the twelve month period beginning on the January 1, 2011 and ending on December 31, 2011.

The term "Operating Expenses" shall mean all direct costs incurred by Landlord in the provision of services to tenants and in the operation, repair and maintenance of the Building and Common Areas as determined by generally accepted accounting principles, including, but not limited to ad valorem real and personal property taxes, amortization of capital improvements that reduce Operating Expenses, hazard and liability insurance premiums, utilities, heat, air conditioning, janitorial service, labor, materials, supplies, equipment and tools, permits, licenses, inspection fees, management fees, and common area expenses; provided, however, the term "Operating Expenses" shall not include depreciation on the Building or equipment therein, interest, executive salaries, real estate brokers’ commissions, or other expenses that do not relate to the operation of the Building. The annual statement of Operating Expenses shall be accounted for and reported in accordance with generally accepted accounting principles (the "Annual Statement").

EXHIBIT A

PREMISES

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EXHIBIT B

RULES AND REGULATIONS

1.
Access to Building.  On Saturdays, Sundays, legal holidays and weekdays between the hours of 6:00 P.M. and 8:00 A.M., access to the Building and/or to the halls, corridors, elevators or stairways in the Building may be restricted and access shall be gained by use of a key or electronic card to the outside doors of the Buildings.  Landlord may from time to time establish security controls for the purpose of regulating access to the Building.  Tenant shall be responsible for providing access to the Premises for its agents, employees, invitees and guests at times access is restricted, and shall comply with all such security regulations so established.

2.
Protecting Premises.  The last member of Tenant to leave the Premises shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and equipment in the Premises.

3.
Building Directories.  The directories for the Building in the form selected by Landlord shall be used exclusively for the display of the name and location of tenants.  Any additional names and/or name change requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

4.
Large Articles.  Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner designated by Landlord and always at Tenant's sole responsibility.  All damage done to the Building, its furnishings, fixtures or equipment by moving or maintaining such furniture, freight or articles shall be repaired at Tenant’s expense.

5.
Signs.  Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises, including windows and doors, without the written consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as shall be first approved by Landlord in writing.  Landlord, without notice to Tenant, reserves the right to remove, at Tenant's expense, all matters other than that provided for above.

6.
Compliance with Laws.  Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted with respect to the Premises and the use or occupancy thereof.  Tenant shall not make or permit any use of the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance to other tenants.

7.
Hazardous Materials.  Tenant shall not use or permit to be brought into the Premises or the Building any flammable oils or fluids, or any explosive or other articles deemed hazardous to persons or property, or do or permit to be done any act or thing which will invalidate, or which, if brought in, would be in conflict with any insurance policy covering the Building or its operation, or the Premises, or any part of either, and will not do or permit to be done anything in or upon the Premises, or bring or keep anything therein, which shall not comply with all rules, orders, regulations or requirements of any organization, bureau, department or body having jurisdiction with respect thereto (and Tenant shall at all times comply with all such rules, orders, regulations or requirements), or which shall increase the rate of insurance on the Building, its appurtenances, contents or operation.

8.
Defacing Premises and Overloading.  Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window that may be unsightly from outside the Premises.  Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls; blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices shall not be placed in or about the outside windows in the Premises except to the extent that the character, shape, color, material and make thereof is approved by Landlord.  Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord.  Tenant shall not overload any floor or part thereof in the Premises, or any facility in the Building or any public corridors or elevators therein by bringing in or removing any large or heavy articles and Landlord may direct and control the location of safes, files, and all other heavy articles and, if considered necessary by Landlord may require Tenant at its expense to supply whatever supplementary supports necessary to properly distribute the weight.

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9.
Obstruction of Public Areas.  Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything in, or obstruct in any way, any sidewalk, court, hall, passageway, entrance, or shipping area.  Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal.  All courts, passageways, entrances, exits, elevators, escalators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals within the normal course of Tenant's business so long as such persons are not engaged in illegal activities.

10.
Additional Locks.  Tenant shall not attach, or permit to be attached, additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord.  Upon termination of this Lease or of Tenant's possession, Tenant shall immediately surrender all keys to the Premises.

11.
Communications or Utility Connections.  If Tenant desires signal, alarm or other utility or similar service connections installed or changed, then Tenant shall not install or change the same without the approval of Landlord, and then only under direction of Landlord and at Tenant's expense.  Tenant shall not install in the Premises any equipment which requires a greater than normal amount of electrical current for the permitted use without the advance written consent of Landlord.  Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants in the Building, and Tenant shall not in any event connect a greater load than that which is safe.

12.
Office of the Building.  Service requirements of Tenant will be attended to only upon application at the office of Highwoods Properties, Inc. Employees of Landlord shall not perform, and Tenant shall not engage them to do any work outside of their duties unless specifically authorized by Landlord.

13.
Restrooms.  The restrooms, toilets, urinals, vanities and the other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant whom, or whose employees or invitees, shall have caused it.

14.
Intoxication.  Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated, or under the influence of liquor or drugs, or who in any way violates any of the Rules and Regulations of the Building.

15.
Nuisances and Certain Other Prohibited Uses.  Tenant shall not (a) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning apparatus in or about the Premises; (b) engage in any mechanical business, or in any service in or about the Premises or Building, except those ordinarily embraced within the Permitted Use as specified in Section 3 of the Lease; (c) use the Premises for housing, lodging, or sleeping purposes; (d) prepare or warm food in the Premises or permit food to be brought into the Premises for consumption therein (heating coffee and individual lunches of employees excepted) except by express permission of Landlord; (e) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises, or place a musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (f) use any power source for the operation of any equipment or device other than dry cell batteries or electricity; (g) operate any electrical device from which may emanate waves that could interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere; (h) bring or permit to be in the Building any bicycle, other vehicle, dog (except in the company of a blind person), other animal or bird; (i) make or permit any objectionable noise or odor to emanate from the Premises; (j) disturb, harass, solicit or canvass any occupant of the Building; (k) do anything in or about the Premises which could be a nuisance or tend to injure the reputation of the Building; (i) allow any firearms in the Building or the Premises except as approved by Landlord in writing.

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16.
Solicitation.  Tenant shall not canvass other tenants in the Building to solicit business or contributions and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's Permitted Use as specified in Section 3 of the Lease.

17.
Energy Conservation.  Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls.

18.
Building Security.  At all times other than normal business hours the exterior Building doors and suite entry door(s) must be kept locked to assist in security. Problems in Building and suite security should be directed to Landlord at 919/872-4924.

19.
Parking.  Parking is in designated parking areas only.  There shall be no vehicles in "no parking" zones or at curbs.  Handicapped spaces are for handicapped persons only and the Police Department will ticket unauthorized (unidentified) cars in handicapped spaces. Landlord reserves the right to remove vehicles that do not comply with the Lease or these Rules and Regulations and Tenant shall indemnify and hold harmless Landlord from its reasonable exercise of these rights with respect to the vehicles of Tenant and its employees, agents and invitees.

20.
Janitorial Service.  The janitorial staff will remove all trash from trashcans.  Any container or boxes left in hallways or apparently discarded unless clearly and conspicuously labeled DO NOT REMOVE may be removed without liability to Landlord.  Any large volume of trash resulting from delivery of furniture, equipment, etc., should be removed by the delivery company, Tenant, or Landlord at Tenant's expense.  Janitorial service will be provided after hours five (5) days a week.  All requests for trash removal other than normal janitorial services should be directed to Landlord at 919/872-4924.

21.
Construction.  Tenant shall make no structural or interior alterations of the Premises.  All structural and nonstructural alterations and modifications to the Premises shall be coordinated through Landlord as outlined in the Lease.  Completed construction drawings of the requested changes are to be submitted to Landlord or its designated agent for pricing and construction supervision.

3

EXHIBIT C

COMMENCEMENT AGREEMENT AND LEASE AMENDMENT NUMBER ONE

This COMMENCEMENT AGREEMENT AND LEASE AMENDMENT NUMBER ONE (the “First Amendment”), made and entered into as of this _______ day of ________________, 200__, by and between CONCOURSE ASSOCIATES, LLC, a North Carolina limited liability company  (“Landlord”) and Oxygen Biotherapeutics, Inc., a North Carolina corporation  (“Tenant”);

W I T N E S S E T H :

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated _____________ (the “Lease”), for space designated as Suite 490, comprising approximately 5,954 rentable square feet, in The Concourse Building, located at One Copley Parkway, City of Morrisville, County of Wake, State of North Carolina; and

WHEREAS, Tenant and Landlord have inspected the Premises and confirmed that all work included in the Workletter has been completed satisfactorily; and

WHEREAS, the parties desire to amend the Rent Schedule and further alter and modify said Lease in the manner set forth below,

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars, effective as of _____________________:

1.  Lease Term.  The definition for “Term”, provided in Section One of the Lease, entitled “Basic Definitions and Provisions” shall be amended to provide that the Commencement Date is: March 1, 2011 and the Expiration Date is: February 29, 2016.

2.  Base Rent.   The definition for “Rent”, provided in Section One of the Lease, entitled “Basic Definitions and Provisions”, shall be amended as follows:

A.  Base Rent.  Subsection 1(e) entitled “Base Rent”, is amended to provide that the Base Rent for the Term shall be $ __________, instead of $______________.

B.  Rent Schedule.  The rent schedule provided in Subsection 1(e) shall be replaced with the following rent schedule:

3.  Miscellaneous.  Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same definitions ascribed to them in the Lease.

4.      Lease Effectiveness.  Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

Tenant:

Oxygen Biotherapeutics, Inc.
a North Carolina corporation

By:
Name:
Title:
Date:
Attest:
Secretary

Corporate Seal:

Landlord:

CONCOURSE ASSOCIATES, LLC
a North Carolina limited liability company

By:
Date:

1

EXHIBIT D

EXAMPLE OF INSURANCE CERTIFICATE

1